UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2006

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer Identification
Incorporation)	Number)	Number)

3020 Callan Road, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 458-0900

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 9, 2006, Cytori Therapeutics, Inc. (the “Company”) entered into a Common Stock Purchase Agreement with Olympus Corporation (the “Purchase Agreement”) and subscription agreements with certain institutional investors (the “Subscription Agreements”), relating to the offering and sale of a total of 2,918,255 shares of common stock at a price of $5.75 per share, which is equal to the August 9, 2006 closing price of the Company’s common stock on the Nasdaq Global Market.

On August 15, 2006, the Company completed the offering of 1,005,212 shares pursuant to the Subscription Agreements (the “Institutional Offering”), raising offering proceeds, net of placement agency fees and estimated offering expenses, of approximately $5.45 million.  The offering made pursuant the Purchase Agreement (the “Olympus Offering”) is expected to close on or before September 8, 2006 and the Company expects the net offering proceeds to be approximately $11,000,000, as no commissions or other fees are payable with respect to the proceeds of the Olympus Offering.

Piper Jaffray & Co. (“Piper Jaffray”) acted as the Company’s placement agent for the Institutional Offering pursuant to a Placement Agency Agreement entered into with the Company on August 9, 2006 (the “Placement Agency Agreement”).  Under the Placement Agency Agreement, the Company agreed to pay Piper Jaffray an aggregate fee equal to 6.5% of the gross proceeds from the Institutional Offering, provided, however, that with respect to 33.33% of the aggregate number of securities sold in the Institutional Offering to certain purchasers identified in the Placement Agency Agreement, the fee to be paid to Piper Jaffray equaled 3.25% of the gross proceeds.  The Company also agreed to pay the fees, disbursements and other charges of counsel to Piper Jaffray, up to $75,000.  Additionally, for a period of one year from June 30, 2006, the Company granted Piper Jaffray the right of first refusal to act as its exclusive placement agent in connection with any best efforts placement of registered or unregistered securities, subject to certain exceptions.

The Institutional Offering and Olympus Offering were made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-134129).  The Company has, pursuant to Rule 424(b) under the Securities Act of 1933, filed with the Securities and Exchange Commission a prospectus and prospectus supplements relating to these offerings.

Item 9.01               Financial Statements and Exhibits

(d)                                                                                                          Exhibits

10.32	Common Stock Purchase Agreement, dated August 9, 2006, by and between Cytori Therapeutics, Inc. and Olympus Corporation

10.33	Form of Common Stock Subscription Agreement, dated August 9, 2006 (Agreements on this form were signed by Cytori and each of respective investors in the Institutional Offering)

10.34	Placement Agency Agreement, dated August 9, 2006, between Cytori Therapeutics, Inc. and Piper Jaffray & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: August 15, 2006	By:	/s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer

EXHIBIT INDEX

10.32	Common Stock Purchase Agreement, dated August 9, 2006, by and between Cytori Therapeutics, Inc. and Olympus Corporation

10.33	Form of Common Stock Subscription Agreement, dated August 9, 2006 (Agreements on this form were signed by Cytori and each of respective investors in the Institutional Offering)

10.34	Placement Agency Agreement, dated August 9, 2006, between Cytori Therapeutics, Inc. and Piper Jaffray & Co.